SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 22, 2003

Date of Report (Date of earliest event reported)

Proxim Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30993	52-2198231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

935 Stewart Drive

Sunnyvale, California 94085
(Address of Principal Executive Offices) (Zip Code)

(408) 731-2700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
EXHIBIT INDEX
EXHIBIT 23.1
EXHIBIT 99.1

Item 5.	Other Events.

      On July 22, 2003, Proxim Corporation (“Proxim” or the “Company”) announced that the Company had entered into a Securities Purchase Agreement with Warburg Pincus Private Equity VIII, L.P. (“Warburg”), Broadview Capital Partners L.P., Broadview Capital Partners Qualified Purchaser Fund L.P. and Broadview Capital Partners Affiliates Fund LLC (collectively with Warburg, the “Investors”), dated as of July 22, 2003, pursuant to which the Investors collectively invested $30 million, and could potentially invest an additional $10 million, in Proxim.

      Under the terms of the Securities Purchase Agreement (the “Agreement”) Proxim issued on July 30, 2003 to the Investors $30 million in aggregate principal amount of secured exchangeable promissory notes (the “Notes”) bearing interest at 25% per annum that will be exchanged, following stockholder approval, into shares of Series B convertible preferred stock (the “Series B Preferred”). Pursuant to the Notes, Proxim will be subject to limitations on incurrence of indebtedness, granting of liens, sale of material assets and the payment of dividends. The Series B Preferred, when issued, will be convertible into shares of Proxim’s common stock at an initial conversion price of $1.15 per share. Upon the issuance of the Series B convertible preferred stock, the investors will also be granted warrants to acquire an aggregate of 18,000,000 shares of common stock having an exercise price equal to $1.46.

      Proxim will call a special meeting of stockholders to approve the exchange of the Notes for shares of Series B Preferred, the issuance of the warrants and the potential issuance of an additional $10 million of Series B Preferred (the “Special Meeting”). In the event that Proxim’s stockholders do not approve the exchange of the Notes and the issuance of the Series B Preferred and warrants, the Notes must be repaid upon the earlier of the December 31, 2003 maturity date, or upon demand at any time following 30 days after the Special Meeting.

      In connection with the calling of the Special Meeting, this Current Report on Form 8-K is being filed to comply with the requirements of Item 13 (Financial and Other Information) of Schedule 14A of the Securities Exchange Act of 1934 to furnish the financial statements of Proxim for the year ended December 31, 2002, and attaches hereto as Exhibit 99.1 and incorporates by reference herein the historical audited consolidated financial statements of Proxim, including Proxim’s consolidated balance sheets at December 31, 2002 and 2001, and the consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2002, together with Management’s Discussion and Analysis of Financial Condition and Results of Operations. The financial statements and other information are being furnished to update certain information with respect to subsequent events relating to Proxim’s liquidity and capital resources, and to update the report of PricewaterhouseCoopers, Proxim’s independent accountants, to include an explanatory paragraph regarding the Company’s ability to continue as a going concern resulting from Proxim’s repayment obligation on the Notes in the event its stockholders do not approve the exchange of the Notes for Series B Preferred and the issuance of the warrants at the Special Meeting.

Additional Information and Where to Find It

      Proxim has filed on the date hereof a proxy statement with the SEC that will be mailed to Proxim’s stockholders. Investors and security holders of Proxim are urged to read the proxy statement when it is available because it will contain important information about Proxim, the financing and related matters. The proxy statement will solicit proxies in connection with a the Special Meeting at which Proxim’s stockholders will be asked to approve the exchange of the financing indebtedness into shares of Series B preferred stock and warrants and the issuance of common stock on exchange or exercise of these shares and warrants. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. In addition to the proxy statement, Proxim files annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, and other information filed by Proxim at the Commission’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the

1

Commission at 800/ SEC-0330 for further information on public reference rooms. Proxim’s filings with the Commission are also available to the public from commercial document-retrieval services and the website maintained by the Commission at http://www.sec.gov. The proxy statement and these other documents may also be obtained free from Proxim.

      Proxim and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Proxim in favor of the approval of the exchange of the financing indebtedness into shares of Series B preferred stock and warrants to acquire shares of Proxim’s common stock. The directors and executive officers of Proxim and their beneficial ownership of Proxim common stock are set forth in the proxy statement for Proxim’s 2003 annual meeting filed on April 29, 2002. Holders of Proxim stock may obtain additional information regarding the interests of the foregoing individuals in the financing by reading the proxy statement concerning Proxim’s anticipated Special Meeting of stockholders when it becomes available.

Item 7.	Financial Statements and Exhibits.

      (c) Exhibits

23.1	Consent of Independent Accountants
99.1	Proxim Corporation’s historical audited consolidated financial statements, including the consolidated balance sheets at December 31, 2002 and 2001, and the consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2002, together with Management’s Discussion and Analysis of Financial Condition and Results of Operations.

2

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION
(Registrant)

By:	/s/ KEITH E. GLOVER

Chief Financial Officer,
Executive Vice President and Secretary

Dated: August 22, 2003

3

EXHIBIT INDEX

Exhibit
Number

23.1	Consent of Independent Accountants
99.1	Proxim Corporation’s historical audited consolidated financial statements, including the consolidated balance sheets at December 31, 2002 and 2001, and the consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2002, together with Management’s Discussion and Analysis of Financial Condition and Results of Operations.